Exhibit 23.6

CONSENT

The undersigned consents to being named as a Qualified Person in this Registration Statement on Form S-8 filed by Gold Royalty Corp., and to the reference to the undersigned in the Registration Statement as having reviewed and approved the technical and scientific information contained in Gold Royalty Corp.’s Annual Report on Form 20-F for the year ended September 30, 2021 and incorporated by reference to this Registration Statement.

September 14, 2022

/s/ Alastair Still
Alastair Still, P. Geo